AMENDMENT NO. 1 TO THE
PLANTRONICS, INC. DEFERRED COMPENSATION PLAN

PLANTRONICS, INC., having adopted the Plantronics, Inc. Deferred Compensation Plan (the “Plan”) effective as of May 24, 2013, hereby amends the Plan, as follows:

1.    Clause (iii) of the third sentence of Section 6.1 is amended in its entirety to read as follows:
“(iii) the first anniversary of the date specified in the immediately preceding (ii).”

2.    This Amendment No. 1 to the Plan shall be effective for any deferral elections made under the Plan on or after May 31, 2013.

IN WITNESS WHEREOF, Plantronics, Inc., by its duly authorized officer, has executed this Amendment No. 1 to the Plan on the date specified below.

PLANTRONICS, INC.

Date:	May 31, 2013	By:	/s/ Layne Buckley
		Name:	Layne Buckley
		Title:	Director, Total Rewards